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                                                                   EXHIBIT 11(b)



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors and Shareholders
Short-Term Investments Co.

We consent to the use of our reports on the Prime Portfolio and Liquid Assets Portfolio (portfolios of Short-Term Investments Co.) dated October 4, 1996 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Reports" in the Statements of Additional Information.



                                                       /s/ KPMG PEAT MARWICK LLP
                                                           KPMG Peat Marwick LLP



Houston, Texas
December 9, 1996